Exhibit 99.2

West Coast Bancorp Reports Second Quarter 2010 Results

West Coast Bancorp (“Bancorp” or the “Company”) today announced a net loss of $3.8 million or $.04 per diluted share for the second quarter of 2010 compared to a net loss for second quarter 2009 of $6.3 million or $.41 per diluted share.  The improved year-over-year second quarter was primarily a result of lower credit costs, including a $3.6 million decrease in the provision for credit losses and a $3.5 million decline in Other Real Estate Owned (“OREO”) valuation adjustments and losses upon OREO dispositions. Also, noninterest expense declined by $2.3 million year-over year second quarter, which was partly due to a $1.2 million special FDIC assessment in second quarter last year. These improvements were partly offset by a $2.3 million prepayment fee incurred in connection with prepaying $99 million Federal Home Loan Bank of Seattle (“FHLB”) borrowings in the most recent quarter and a $5.8 million increase in the Company’s tax expense, which was $1.7 million in the most recent quarter compared to a tax benefit of $4.1 million in the second quarter last year.

Capital

On June 24, 2010, the Company announced the commencement of a discretionary equity issuance program pursuant to which the Company will offer shares of its common stock from time to time for aggregate gross sale proceeds of up to $30 million. As of June 30, 2010, the Company had issued 2.8 million shares through this program with aggregate gross sales proceeds of approximately $7.9 million. The Company contributed $6.0 million in proceeds to West Coast Bank (the “Bank”) in the second quarter. There is no certainty that the Company will raise the $30 million maximum amount in the discretionary equity issuance program.

As of June 30, 2010, the Company had raised $172.9 million of new capital since October 2009.  The Company expects to continue to take actions to enhance its capital and financial condition, which may include loan sales and additional efforts to raise capital.

Table 1 below shows regulatory capital ratios for Bancorp and the Bank at June 30, 2009 and 2010, and at March 31, 2010, illustrating significant improvement as a result of capital raising activities and continued material reduction in risk-weighted assets.

Table 1
SELECTED INFORMATION

Capital Ratios
	June 30,	June 30,		March 31,
	2010	2009	Change	2010	Change
West Coast Bancorp
Tier 1 capital ratio	16.50%	9.85%	6.65	15.88%	0.62
Total capital ratio	17.76%	11.10%	6.66	17.14%	0.62
Leverage ratio	11.90%	8.65%	3.25	11.57%	0.33

West Coast Bank
Tier 1 capital ratio	15.84%	9.56%	6.28	15.24%	0.60
Total capital ratio	17.10%	10.81%	6.29	16.50%	0.60
Leverage ratio	11.43%	8.39%	3.04	11.16%	0.27

Selective quarterly performance ratios
Return on average equity, annualized	-5.92%	-14.61%	8.69	-1.42%	(4.50)
Return on average assets, annualized	-0.58%	-0.99%	0.41	-0.13%	(0.45)
Efficiency ratio for the quarter to date	80.83%	97.46%	16.63	78.41%	(2.42)

Share and Per Share Figures
	Quarter ended	Quarter ended		Quarter ended
(Shares in thousands)	June 30, 2010	June 30, 2009	Change	March 31, 2010	Change
Common shares outstanding at period end	96,421	15,660	80,761	92,077	4,344
Weighted average diluted shares	92,123	15,522	76,601	67,125	24,998
Loss per diluted share	$(0.04)	$(0.41)	$0.37	$(0.01)	$(0.03)
Book value per common share	$2.55	$10.77	$(8.22)	$2.60	$(0.05)

Termination of Regulatory Order

On July 15, 2010, the Federal Deposit Insurance Corporation ("FDIC") and the Oregon Division of Finance and Corporate Securities issued an order terminating the Order to Cease and Desist (the "Order") issued against the Bank, effective immediately.

Balance Sheet Overview

Total loan balances declined $315 million or 16% from June 30, 2009 to $1.60 billion at June 30, 2010. The decline reflects the prolonged weakness in the economy, which continues to negatively impact loan demand, as well as the Company’s on-going strategies to reduce risk exposure in selective loan segments. As a result, the real estate construction loan portfolio contracted $127 million or 63% over the past 12 months and measured 5% of total loans at quarter end compared to 11% at June 30, 2009. The Company also continued to exit a number of higher risk rated commercial loans in the most recent quarter, which contributed to the $117 million or 27% contraction in the commercial loan category from June 30 a year ago. Additionally, commercial credit line commitment utilization at most recent quarter end remained low compared to the historical levels.

Table 2
		PERIOD END LOANS
(Dollars in thousands)	June 30,	% of	June 30,	% of	Change		Mar. 31,	% of
	2010	total	2009	total	Amount	%	2010	total
Commercial loans	$312,170	19%	$428,852	22%	$(116,682)	-27%	$342,385	21%
Commercial real estate construction	22,096	1%	71,945	4%	(49,849)	-69%	23,554	1%
Residential real estate construction	52,062	3%	129,588	7%	(77,526)	-60%	60,879	4%
Total real estate construction loans	74,158	5%	201,533	11%	(127,375)	-63%	84,433	5%
Mortgage	73,867	5%	83,941	4%	(10,074)	-12%	74,613	4%
Nonstandard mortgage	14,348	1%	23,916	1%	(9,568)	-40%	18,233	1%
Home equity	274,072	17%	280,366	15%	(6,294)	-2%	277,527	17%
Total real estate mortgage	362,287	23%	388,223	20%	(25,936)	-7%	370,373	22%
Commercial real estate loans	837,033	52%	878,379	46%	(41,346)	-5%	853,180	51%
Installment and other consumer loans	16,384	1%	20,041	1%	(3,657)	-18%	16,562	1%
Total	$1,602,032		$1,917,028		$(314,996)	-16%	$1,666,933

Yield on loans	5.46%		5.33%		0.13		5.44%

Over the past twelve months the Company’s total cash equivalents and investment securities balances collectively grew $300 million to $769 million at June 30, 2010. The majority of the growth occurred in U.S. Government Agency and mortgage-backed securities. These securities were purchased to manage the Company’s interest rate sensitivity position while providing sufficient cash flows for future loan growth. The expected duration of the investment securities portfolio, excluding FHLB stock, was 1.8 years at quarter end.

Total cash equivalents at June 30, 2010, declined $119 million or nearly 50% since March 31, 2010. This occurred primarily as a consequence of the second quarter prepayment of the FHLB term borrowings, which were originally scheduled to mature between September 2010 and May 2012.

Table 3
PERIOD END CASH EQUIVALENTS AND INVESTMENT SECURITIES
(Dollars in thousands)	June 30,	% of	June 30,	% of	Change		Mar. 31,	% of
	2010	total	2009	total	Amount	%	2010	total
Cash equivalents:
Federal funds sold	$13,431	2%	$6,643	1%	$6,788	102%	$3,859	1%
Interest-bearing deposits in other banks	109,781	14%	92,458	20%	17,323	19%	238,680	29%
Total cash equivalents	123,212	16%	99,101	21%	24,111	24%	242,539	30%

Investment securities:
U.S. Treasury securities	14,688	2%	45,292	10%	(30,604)	-68%	24,849	3%
U.S. Government Agency securities	250,848	32%	38,943	8%	211,905	544%	136,208	17%
Corporate securities	9,674	1%	9,302	2%	372	4%	10,231	1%
Mortgage-backed securities	300,485	39%	196,969	42%	103,516	53%	330,849	41%
Obligations of state and political sub.	58,564	8%	70,144	15%	(11,580)	-17%	60,111	7%
Equity investments and other securities	11,972	2%	9,264	2%	2,708	29%	9,352	1%
Total investment securities	646,231	84%	369,914	79%	276,317	75%	571,600	70%

Total cash equivalents and investment securities	$769,443	100%	$469,015	100%	$300,428	64%	$814,139	100%

Tax equivalent yield on cash equivalents and investment securities	2.27%		3.11%		(0.84)		2.34%

Second quarter 2010 average total deposits of $2.05 billion declined 1% or $28 million from the same quarter in 2009. With excess balance sheet liquidity, we elected to reduce higher cost time deposit balances, which declined $183 million or 30% from average time deposit balances in the second quarter last year. Time deposits represented just 21% of the Company’s average total deposits in the most recent quarter. The combination of the Company’s favorable deposit mix and recent deposit pricing strategies helped reduce the average rate paid on total deposits to .64% in second quarter 2010, representing a decline of 59 basis points from 1.23% in same quarter 2009.

Table 4
	QUARTERLY AVERAGE DEPOSITS BY CATEGORY
(Dollars in thousands)	Q2	% of	Q2	% of	Change		Q1	% of
	2010	total	2009	total	Amount	%	2010	total
Demand deposits	$523,298	26%	$478,289	23%	$45,009	9%	$519,492	25%
Interest bearing demand	332,850	16%	298,012	14%	34,838	12%	321,070	15%
Savings	104,052	5%	87,624	4%	16,428	19%	98,075	5%
Money market	657,454	32%	599,417	29%	58,037	10%	642,594	31%
Time deposits	431,669	21%	614,472	30%	(182,803)	-30%	507,706	24%
Total	$2,049,323	100%	$2,077,814	100%	$(28,491)	-1%	$2,088,937	100%

Average rate on total deposits	0.64%		1.23%		(0.59)		0.83%

The number of checking accounts, which are the foundation from which to build broader client relationships, grew by 2,100 during the second quarter of 2010, and as a result, the Company’s total checking accounts surpassed 100,000 by June 30, 2010.

Table 5
	NUMBER OF DEPOSIT ACCOUNTS
(In thousands)	June 30,	% of	June 30,	% of	Change			March 31,	% of
	2010	total	2009	total		$	%	2010	total
Demand deposits	50,340	32%	46,544	31%	3,796		8%	49,230	32%
Interest bearing demand	51,465	34%	47,568	32%	3,897		8%	50,465	32%
Savings	28,488	18%	25,356	17%	3,132		12%	27,773	18%
Money market	14,575	9%	15,367	10%	(792)		-5%	14,629	9%
Time deposits	11,681	7%	14,921	10%	(3,240)		-22%	13,850	9%
Total	156,549	100%	149,756	100%	6,793		5%	155,947	100%

Operating Results Improved Significantly from Second Quarter 2009

As shown in table 6 below, the second quarter 2010 pretax loss of $2.1 million declined $8.3 million from $10.5 million in the same quarter of 2009.

Table 6
SUMMARY INCOME STATEMENT
(Dollars in thousands)	Q2	Q2	Change		Q1	Change
	2010	2009	$	%	2010	$	%

Net interest income	$18,910	$20,214	$(1,304)	-6%	$20,633	$(1,723)	-8%
Provision for credit losses	7,758	11,393	3,635	32%	7,634	(124)	-2%
Noninterest income	9,625	5,958	3,667	62%	6,408	3,217	50%
Noninterest expense	22,909	25,244	2,335	9%	21,095	(1,814)	-9%
Loss before income taxes	(2,132)	(10,465)	8,333	80%	(1,688)	(444)	-26%
Provision (benefit) for income taxes	1,717	(4,126)	(5,843)	-142%	(800)	(2,517)	-315%
Net income (loss)	$(3,849)	$(6,339)	$2,490	39%	$(888)	$(2,961)	-333%

As a consequence of the $2.3 million fee associated with prepayment of $99 million in FHLB borrowings with an average rate of 2.93%, the second quarter 2010 net interest margin compressed 39 basis points from second quarter 2009 to 3.11%. Without the prepayment fee, the net interest margin would have been 3.48%, or relatively unchanged from second quarter 2009 and up 10 basis points from first quarter 2010. The considerable year-over-year shift in average earning assets from higher yielding loan balances to cash equivalents and investment securities balances, which collectively earned 319 basis points less than the loan portfolio, was substantially offset by a 73 basis points reduction in the rate paid on interest bearing deposits from the same quarter of 2009. Reflecting an underlying positive operational trend, the year-over-year second quarter spread between the yield earned on loans and rate paid on deposits expanded 86 basis points.

Second quarter 2010 net interest income of $18.9 million declined $1.3 million from the same quarter in 2009. This decline was caused by the $2.3 million FHLB prepayment fee.

Table 7
NET INTEREST SPREAD AND MARGIN
(Annualized, tax-equivalent basis)	Q2	Q2		Q1
	2010	2009	Change	2010	Change
Yield on average interest-earning assets	4.39%	4.97%	(0.58)	4.44%	(0.05)
Rate on average interest-bearing liabilities	1.72%	1.83%	(0.11)	1.41%	0.31
Net interest spread	2.67%	3.14%	(0.47)	3.03%	(0.36)
Net interest margin	3.11%	3.50%	(0.39)	3.38%	(0.27)

Impact of FHLB prepayment fee in Q2 2010	-0.37%	0.00%	(0.37)	0.00%	(0.37)
Net interest margin excluding FHLB prepayment fee	3.48%	3.50%	(0.02)	3.38%	0.10

As shown in table 8 below, second quarter 2010 total noninterest income of $9.6 million increased $3.7 million or 62% from the same quarter last year. The increase was mainly due to a $3.5 million improvement in OREO valuation adjustments and gains or losses associated with OREO dispositions. During the second quarter 2010, the Company recorded a $1.0 million gain on sales of OREO properties compared to a loss of $.6 million in second quarter 2009.

The Company experienced $.5 million or 22% growth in payment system revenues and $.2 million or 20% increase in trust and investment services revenues, which more than offset the $.5 million decline in gains on sales of loans.  Gains on sales of loans decreased compared to second quarter 2009 due to a significant decline in originations and sales of residential mortgage loans. The Company recognized gains on sales of securities of $.5 million during the most recent quarter compared to $.6 million in same quarter last year.

Table 8
	NONINTEREST INCOME
(Dollars in thousands)	Q2	Q2	Change		Q1	Change
	2010	2009	$	%	2010	$	%
Noninterest income
Service charges on deposit accounts	$4,213	$4,133	$80	2%	$3,596	$617	17%
Payment systems related revenue	2,875	2,359	516	22%	2,536	339	13%
Trust and investment services revenues	1,167	971	196	20%	979	188	19%
Gains on sales of loans	306	756	(450)	-60%	141	165	117%
Other	785	787	(2)	0%	757	28	4%
Gain on sales of securities	488	635	(147)	-23%	457	31	7%
Total	9,834	9,641	193	2%	8,466	1,368	16%

OREO gains (losses) on sale	1,047	(620)	1,667	269%	301	746	248%
OREO valuation adjustments	(1,256)	(3,063)	1,807	59%	(2,359)	1,103	-47%
Total	(209)	(3,683)	3,474	94%	(2,058)	1,849	-90%

Total noninterest income	$9,625	$5,958	$3,667	62%	$6,408	$3,217	50%

As presented in table 9 below, second quarter 2010 total noninterest expense of $22.9 million decreased $2.3 million from the same quarter in 2009. The primary factors in this decline were a $1.2 million special FDIC assessment that increased other noninterest expense in the second quarter last year and lower OREO, equipment, and professional expenses in the most recent quarter. Personnel cost remained unchanged over the two periods while payment system related expenses grew $.2 million or 21% related to increased transaction activity.

Table 9
	NONINTEREST EXPENSE
(Dollars in thousands)	Q2	Q2	Change		Q1	Change
	2010	2009	$	%	2010	$	%
Noninterest expense
Salaries and employee benefits	$11,322	$11,267	$(55)	0%	$11,175	$(147)	-1%
Equipment	1,606	1,850	244	13%	1,576	(30)	-2%
Occupancy	2,249	2,295	46	2%	2,184	(65)	-3%
Payment systems related expense	1,212	998	(214)	-21%	1,004	(208)	-21%
Professional fees	1,161	1,371	210	15%	861	(300)	-35%
Postage, printing and office supplies	737	826	89	11%	804	67	8%
Marketing	738	696	(42)	-6%	687	(51)	-7%
Communications	381	404	23	6%	382	1	0%
Other noninterest expense	3,503	5,537	2,034	37%	2,422	(1,081)	-45%
Total	22,909	25,244	2,335	9%	21,095	(1,814)	-9%

Income Taxes and Deferred Tax Asset Valuation Allowance

Second quarter 2010 income tax expense was $1.7 million compared to a tax benefit of $4.1 million in the same quarter 2009.  The provision for income taxes for the second quarter 2010 was primarily the result of adjustments made to the Company’s 2009 tax estimates in conjunction with finalizing its 2009 income tax return which increased the deferred tax asset valuation allowance by $3.5 million. This tax expense was partially offset by a $1.8 million tax benefit associated with an increase in the unrealized gain on our investment securities. Looking forward, such unrealized gain will fluctuate and be subject to changing interest rate environments.

The Company maintained a valuation allowance of $22.8 million against the deferred tax asset balance of $27.7 million as of June 30, 2010, for a net deferred tax asset of $4.9 million. This represented a $1.8 million increase from the March 31, 2010 net deferred tax asset balance of $3.1 million.

Table 10
PROVISION (BENEFIT) FOR INCOME TAXES
(Dollars in thousands)	Q2	Q2		Q1
	2010	2009	Change	2010	Change

Benefit for income taxes excluding deferred tax asset
valuation allowance	$-	$(4,126)	$4,126	$-	$-
Provision (benefit) for taxes from deferred
tax asset valuation allowance:
Unrealized gain on securities	(1,798)	-	(1,798)	(800)	(998)
Increase in deferred tax assets-tax return adjustments	3,515	-	3,515	-	3,515
Total provision (benefit) for income taxes	$1,717	$(4,126)	$5,843	$(800)	$2,517

Credit Quality

The Company recorded a second quarter 2010 provision for credit losses of $7.8 million, a decline from $11.4 million in the same quarter of 2009. Consistent with the first quarter of 2010, the latest quarter marked a reduction in loan net charge-offs compared to the corresponding quarter a year ago. Second quarter 2010 net charge-offs of $4.7 million or 1.15% of average loans on an annualized basis, decreased $6.6 million from $11.3 million in the second quarter 2009, and was at the lowest level since the fourth quarter 2007. The reduction in net charge-offs from second quarter 2009 was primarily attributable to a $6.6 million decline in real estate construction loan net charge-offs. The Company’s future provisioning will be heavily dependent on the local real estate market, level of market interest rates, and general economic conditions nationally and in the areas in which we do business.

Table 11
ALLOWANCE FOR CREDIT LOSSES AND NET CHARGEOFFS
(Dollars in thousands)	Q2	Q1	Q4	Q3	Q2
	2010	2010	2009	2009	2009
Allowance for credit losses, beginning of period	$41,299	$39,418	$40,036	$38,569	$38,463
Provision for credit losses loans other than two-step loans	7,569	7,539	35,149	19,575	9,004
Provision for credit losses two-step loans	189	95	84	725	2,389
Total provision for credit losses	7,758	7,634	35,233	20,300	11,393
Loan net charge-offs:
Commercial	1,684	839	13,271	5,744	1,333
Commercial real estate construction	248	487	-	324	-
Residential real estate construction	432	734	10,538	8,536	7,266
Total real estate construction	680	1,221	10,538	8,860	7,266
Mortgage	478	909	4,734	3,018	1,244
Nonstandard mortgage	641	1,497	692	725	320
Home equity	627	914	1,346	203	529
Total real estate mortgage	1,746	3,320	6,772	3,946	2,093
Commercial real estate	275	95	4,733	(79)	172
Installment and consumer	146	137	285	128	251
Overdraft	179	141	252	234	172
Total loan net charge-offs	4,710	5,753	35,851	18,833	11,287

Total allowance for credit losses	$44,347	$41,299	$39,418	$40,036	$38,569
Components of allowance for credit losses:
Allowance for loan losses	$43,329	$40,446	$38,490	$39,075	$37,700
Reserve for unfunded commitments	1,018	853	928	961	869
Total allowance for credit losses	$44,347	$41,299	$39,418	$40,036	$38,569

Net loan charge-offs to average loans (annualized)	1.15%	1.37%	7.94%	4.01%	2.30%
Allowance for loan losses to total loans	2.70%	2.43%	2.23%	2.14%	1.97%
Allowance for credit losses to total loans	2.77%	2.48%	2.29%	2.20%	2.01%
Allowance for loan losses to nonperforming loans	55%	47%	39%	30%	30%
Allowance for credit losses to nonperforming loans	56%	48%	40%	30%	30%

The June 30, 2010 allowance for credit losses of $44.3 million or 2.77% of total outstanding loan balances expanded from $38.6 million or 2.01% of loan balances a year ago. The combination of higher general valuation allowances in the June 30, 2010 allowance model, an unfavorable loan risk rating migration over the past year, and a larger unallocated allowance, caused the increase in the allowance for credit losses relative to total loan balances. At June 30, 2010, the unallocated portion of the allowance for loan losses amounted to $6.7 million or 15% of the total allowance for credit losses, an increase from $3.8 million or 10% at the end of the second quarter 2009. As a result of provision for credit losses exceeding net charge-offs by $3.0 million in the second quarter and lower June 30, 2010 loan balances, the allowance for credit losses as a percentage of total loans increased 29 basis points to 2.77% from 2.48% at March 31, 2010. As shown in table 17, year-to-date provision for credit losses exceeded net charge-offs by $5.0 million. The Company’s estimate of appropriate reserve amounts will continue to be primarily dependent on the loan portfolio’s credit quality performance trends, including net charge-offs, which will be heavily dependent on economic conditions.

Total nonperforming assets were $116.2 million or 4.6% of total assets as of June 30, 2010, which represented the fifth consecutive quarterly decline. The balance of nonperforming loans had decreased 45% or $94.4 million from $210.6 million at June 30, 2009, at which time nonperforming assets represented 8.1% of total assets. The balance of total nonperforming assets at quarter end reflected write-downs totaling $63 million or 36% from the original principal loan balance compared to write-downs of 27% twelve months ago. Total nonperforming assets fell $14.5 million or 11% during the most recent quarter. The allowance for credit losses represented 56% of nonperforming loans at June 30, 2010, an increase from 30% twelve months ago.

At June 30, 2010, total delinquent loans 30-89 days past due were $2.7 million or .17% of total loans, a reduction from $16.1 million and .84% a year ago. For further details see table 18.

Table 12
NONPERFORMING ASSETS
(Dollars in thousands)	June 30,	March 31,	Dec. 31.	Sept. 30,	June 30,
	2010	2010	2009	2009	2009
Loans on nonaccrual status:
Commercial	$15,317	$24,856	$36,211	$49,871	$34,396
Real estate construction:
Commercial real estate construction	3,391	3,939	1,488	2,449	2,922
Residential real estate construction	19,465	19,776	22,373	42,277	56,507
Total real estate construction	22,856	23,715	23,861	44,726	59,429
Real estate mortgage:
Mortgage	14,535	9,829	11,563	12,498	14,179
Nonstandard mortgage	6,121	9,327	8,752	10,810	10,486
Home equity	2,198	2,248	2,036	1,599	1,259
Total real estate mortgage	22,854	21,404	22,351	24,907	25,924
Commercial real estate	17,542	15,322	16,778	12,463	6,905
Installment and consumer	74	172	144	39	69
Total nonaccrual loans	78,643	85,469	99,345	132,006	126,723
90 days past due not on nonaccrual	-	-	-	-	-
Total nonperforming loans	78,643	85,469	99,345	132,006	126,723

Other real estate owned	37,578	45,238	53,594	76,570	83,830
Total nonperforming assets	$116,221	$130,707	$152,939	$208,576	$210,553

Nonperforming loans to total loans	4.91%	5.13%	5.76%	7.25%	6.61%
Nonperforming assets to total assets	4.64%	4.91%	5.60%	7.86%	8.06%

Over the past year total nonaccrual loans declined $48.1 million or 38% to $78.6 million at June 30, 2010. This reduction was largely due to the Company taking ownership of additional residential site development and construction properties related to loans which previously were on nonaccrual status, nonaccrual loan payoffs, and the disposition of certain large nonaccrual commercial loans. At June 30, 2010, the total nonaccrual loan portfolio had been written down 25% from the original principal balance compared to 21% at the end of the second quarter a year ago.

During the most recent quarter, the Company disposed of 170 OREO properties with a book value of $13.6 million. At June 30, 2010, the OREO portfolio consisted of 446 properties valued at $37.6 million. The quarter end OREO balance reflected write-downs totaling 52% from the original loan principal compared to 34% twelve months ago. The largest segments of the OREO balance at June 30, 2010 were completed homes followed by residential site development projects. In the quarter just ended, the Company sold two residential site development properties with a total of 109 lots and a book value of $4.7 million for a $.4 million gain upon final disposition. The site development projects remaining as of quarter end are primarily located in Vancouver and Washougal, Washington and in Beaverton and Salem, Oregon.

Table 13
OTHER REAL ESTATE OWNED ACTIVITY
(Dollars in thousands)	Q2 2010		Q1 2010		Q4 2009		Q3 2009		Q2 2009
	Amount	#	Amount	#	Amount	#	Amount	#	Amount	#
Beginning balance	$45,238	596	$53,594	672	$76,570	301	$83,830	335	$87,189	349
Additions to OREO	7,209	20	5,003	15	26,293	536	12,064	36	14,819	48
Dispositions of OREO	(13,612)	(170)	(11,000)	(91)	(42,329)	(165)	(15,527)	(70)	(15,114)	(62)
OREO valuation adjustments	(1,257)	-	(2,359)	-	(6,940)	-	(3,797)	-	(3,064)	-
Ending balance	37,578	446	45,238	596	$53,594	672	$76,570	301	$83,830	335

Table 14
OTHER REAL ESTATE OWNED BY PROPERTY TYPE
(Dollars in thousands)	June 30,	# of	Mar. 31,	# of	Dec. 31,	# of
	2010	properties	2010	properties	2009	properties
Homes	$17,254	75	$21,040	91	$29,435	118
Residential site developments	7,296	265	13,488	400	14,851	453
Lots	4,750	67	5,114	71	5,235	71
Land	3,474	10	2,682	7	1,607	7
Income producing properties	2,996	6	1,094	4	1,255	4
Condominiums	1,111	12	1,111	12	982	12
Multifamily	697	11	709	11	229	7
Total	$37,578	446	$45,238	596	$53,594	672

Future financial results will be impacted by the Company's ability to dispose of its OREO properties at prices that are in line with current valuation expectations.

Forward Looking Statements:

Statements in this release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA.  These statements can often be identified by words such as "expects," "believes," “anticipates,” or "will," or other words of similar meaning. Actual results could be quite different from those expressed or implied by the forward-looking statements, which give our current expectations about the future and are not guarantees.  Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

A number of factors could cause results to differ significantly from our expectations, including, among others, the effects of (i) market conditions in our service areas on our efforts to continue to reduce our levels of nonperforming assets and increase loan originations, as well as (ii) all risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2009, including under the headings "Forward Looking Statement Disclosure" and in the section "Risk Factors,” in our most recent Quarterly Report on Form 10-Q, and in our Prospectus Supplement dated June 24, 2010, as filed with the SEC on that date.

Table 15
INCOME STATEMENT
(Dollars in thousands)	Q2	Q2	Change		Q1	Year to date	Year to date
	2010	2009	$	%	2010	2010	2009
Net interest income
Interest and fees on loans	$22,416	$26,247	$(3,831)	-15%	$22,843	$45,259	$52,364
Interest on investment securities	4,237	2,572	1,665	65%	4,207	8,444	5,050
Other interest income	163	50	113	226%	148	311	63
Total interest income	26,816	28,869	(2,053)	-7%	27,198	54,014	57,477
Interest expense on deposit accounts	3,275	6,359	3,084	48%	4,293	7,568	12,844
Interest on borrowings and subordinated debentures	4,631	2,296	(2,335)	-102%	2,272	6,903	4,289
Total interest expense	7,906	8,655	749	9%	6,565	14,471	17,133
Net interest income	18,910	20,214	(1,304)	-6%	20,633	39,543	40,344

Provision for credit losses	7,758	11,393	3,635	32%	7,634	15,392	34,524

Noninterest income
Service charges on deposit accounts	4,213	4,133	80	2%	3,596	7,809	7,938
Payment systems related revenue	2,875	2,359	516	22%	2,536	5,411	4,496
Trust and investment services revenues	1,167	971	196	20%	979	2,146	1,890
Gains on sales of loans	306	756	(450)	-60%	141	447	1,099
OREO valuation adjustments and gains/(losses) on sale	(209)	(3,683)	3,474	94%	(2,058)	(2,267)	(8,487)
Other	785	787	(2)	0%	757	1,542	2,729
Other-than-temporary impairment losses	-	-	-	0%	-	-	(192)
Gain on sales of securities	488	635	(147)	-23%	457	945	833
Total noninterest income	9,625	5,958	3,667	62%	6,408	16,033	10,306
Noninterest expense
Salaries and employee benefits	11,322	11,267	(55)	0%	11,175	22,497	22,462
Equipment	1,606	1,850	244	13%	1,576	3,182	3,742
Occupancy	2,249	2,295	46	2%	2,184	4,433	4,661
Payment systems related expense	1,212	998	(214)	-21%	1,004	2,216	1,917
Professional fees	1,161	1,371	210	15%	861	2,022	2,298
Postage, printing and office supplies	737	826	89	11%	804	1,541	1,621
Marketing	738	696	(42)	-6%	687	1,425	1,326
Communications	381	404	23	6%	382	763	797
Goodwill impairment	-	-	-	0%	-	-	13,059
Other noninterest expense	3,503	5,537	2,034	37%	2,422	5,925	8,735
Total noninterest expense	22,909	25,244	2,335	9%	21,095	44,004	60,618
Loss before income taxes	(2,132)	(10,465)	8,333	80%	(1,688)	(3,820)	(44,492)
Provision (benefit) for income taxes	1,717	(4,126)	(5,843)	-142%	(800)	917	(14,554)
Net loss	$(3,849)	$(6,339)	$2,490	39%	$(888)	$(4,737)	$(29,938)

Loss per share:
Basic	$(0.04)	$(0.41)	$0.37		$(0.01)	$(0.06)	$(1.91)
Diluted	$(0.04)	$(0.41)	$0.37		$(0.01)	$(0.06)	$(1.91)

Weighted average common shares	92,123	15,522	76,601		67,125	79,693	15,504
Weighted average diluted shares	92,123	15,522	76,601		67,125	79,693	15,504

Tax equivalent net interest income	$19,205	$20,580	$(1,375)		$20,954	$40,159	$41,125

Table 16
BALANCE SHEETS
(Dollars in thousands)	June. 30.	June. 30.	Dec. 31.	Dec. 31.
	2010	2009	2009	2008
Assets:
Cash and due from banks	$45,685	$49,181	$47,708	$58,046
Federal funds sold	13,431	6,643	20,559	6,682
Interest-bearing deposits in other banks	109,781	92,458	234,830	50
Total cash and cash equivalents	168,897	148,282	303,097	64,778
Investment securities	646,231	369,914	562,277	198,515
Total loans	1,602,032	1,917,028	1,724,842	2,064,796
Allowance for loan losses	(43,329)	(37,700)	(38,490)	(28,920)
Loans, net	1,558,703	1,879,328	1,686,352	2,035,876
OREO, net	37,578	83,830	53,594	70,110
Goodwill and other intangibles	477	796	637	14,054
Other assets	93,600	131,333	127,590	132,807
Total assets	$2,505,486	$2,613,483	$2,733,547	$2,516,140

Liabilities and Stockholders' Equity:
Demand	$533,865	$483,397	$542,215	$478,292
Savings and interest-bearing demand	433,001	396,100	422,838	346,206
Money market	661,913	606,349	657,306	615,588
Time deposits	375,321	623,521	524,525	584,293
Total deposits	2,004,100	2,109,367	2,146,884	2,024,379
Borrowings and subordinated debentures	215,199	314,299	314,299	274,059
Reserve for unfunded commitments	1,018	869	928	1,014
Other liabilities	17,757	20,282	22,378	18,501
Total liabilities	2,238,074	2,444,817	2,484,489	2,317,953
Stockholders' equity	267,412	168,666	249,058	198,187
Total liabilities and stockholders' equity	$2,505,486	$2,613,483	$2,733,547	$2,516,140

AVERAGE BALANCE SHEETS
(Dollars in thousands)	QTD June 30.	QTD June 30.	QTD Mar 31.	Year to date	Year to date
	2010	2009	2010	2010	2009
Cash and due from banks	$48,232	$48,611	$46,480	$47,361	$46,183
Federal funds sold	3,605	5,781	12,912	8,233	4,854
Interest-bearing deposits in other banks	249,007	69,216	227,278	238,203	41,383
Total cash and cash equivalents	300,844	123,608	286,670	293,797	92,420
Investment securities	578,669	297,662	557,378	568,082	249,536
Total loans	1,645,189	1,971,467	1,702,763	1,673,816	2,003,077
Allowance for loan losses	(42,895)	(38,393)	(39,957)	(41,434)	(34,331)
Loans, net	1,602,294	1,933,074	1,662,806	1,632,382	1,968,746
Total interest earning assets	2,477,349	2,360,328	2,513,313	2,489,191	2,314,210
Other assets	158,604	212,360	170,521	164,279	215,250
Total assets	2,640,411	2,566,705	2,677,375	2,658,540	2,525,952

Demand	$523,298	$478,289	$519,492	$521,405	$474,002
Savings and interest-bearing demand	436,902	385,636	419,145	428,073	366,927
Money market	657,454	599,417	642,594	650,065	596,777
Time deposits	431,669	614,472	507,706	469,477	592,384
Total deposits	2,049,323	2,077,814	2,088,937	2,069,020	2,030,090
Borrowings and subordinated debentures	313,210	297,951	314,299	313,752	293,702
Total interest bearing liabilities	1,839,235	1,897,476	1,883,744	1,861,367	1,849,790
Other liabilities	17,118	16,883	19,762	18,182	16,624
Stockholders' equity	260,760	174,057	254,377	257,586	185,536
Total liabilities and stockholders' equity	$2,640,411	$2,566,705	$2,677,375	$2,658,540	$2,525,952

The following table presents information with respect to the Company’s allowance for credit losses.

Table 17
ALLOWANCE FOR CREDIT LOSSES
(Dollars in thousands)	Year to date	Year to date
	June 30.	June 30.
	2010	2009
Allowance for credit losses, beginning of period	$39,418	$29,934
Provision for credit losses loans other than two-step loans	15,108	29,032
Provision for credit losses two-step loans	284	5,492
Total provision for credit losses	15,392	34,524
Loan charge-offs:
Commercial	3,248	3,000
Commercial real estate construction	735	-
Residential real estate construction	1,104	9,992
Two-step residential construction	284	6,067
Total real estate construction	2,123	16,059
Mortgage	1,447	2,262
Nonstandard mortgage	2,140	2,249
Home equity	1,562	1,810
Total real estate mortgage	5,149	6,321
Commercial real estate	391	578
Installment and consumer	349	399
Overdraft	402	479
Total loan charge-offs	11,662	26,836
Loan recoveries:
Commercial	725	609
Commercial real estate construction	-	-
Residential real estate construction	222	14
Two-step residential construction	-	154
Total real estate construction	222	168
Mortgage	60	3
Nonstandard mortgage	2	-
Home equity	21	-
Total real estate mortgage	83	3
Commercial real estate	21	-
Installment and consumer	66	38
Overdraft	82	129
Total loan recoveries	1,199	947
Net charge-offs	10,463	25,889

Total allowance for credit losses	$44,347	$38,569
Components of allowance for credit losses:
Allowance for loan losses	$43,329	$37,700
Reserve for unfunded commitments	1,018	869
Total allowance for credit losses	$44,347	$38,569

Net loan charge-offs to average loans	1.26%	2.61%

The following table presents information about the Company’s total delinquent loans.

Table 18
DELINQUENT LOANS 30-89 DAYS PAST DUE AS A % OF LOAN CATEGORY
(Dollars in thousands)	June 30,	June 30,	March 31,
	2010	2009	2010
Commercial loans	0.14%	0.42%	0.10%
Real estate construction loans	1.48%	2.93%	0.72%
Real estate mortgage loans	0.18%	1.84%	0.53%
Commercial real estate loans	0.04%	0.13%	0.30%
Installment and other consumer loans	1.27%	0.50%	0.69%

Total delinquent loans 30-89 days past due	$2,743	$16,082	$5,566
Delinquent loans to total loans	0.17%	0.84%	0.33%

The following table presents information about the Company’s activity in other real estate owned.

Table 19
OTHER REAL ESTATE OWNED ACTIVITY
(Dollars in thousands)
	Two-step related OREO activity		Non two-step related OREO activity		Total OREO related activity
	Amount	Number	Amount	Number	Amount	Number
Full year 2009:
Beginning balance January 1, 2009	$60,022	251	$10,088	37	$70,110	288
Additions to OREO	34,724	114	39,450	585	74,174	699
Capitalized improvements	4,650		283		4,933
Valuation adjustments	(14,704)		(3,858)		(18,562)
Disposition of OREO properties	(59,030)	(243)	(18,031)	(72)	(77,061)	(315)
Ending balance Dec. 31, 2009	$25,662	122	$27,932	550	$53,594	672

Quarterly 2010
Additions to OREO	288	2	3,559	13	3,847	15
Capitalized improvements	987		169		1,156
Valuation adjustments	(1,846)		(513)		(2,359)
Disposition of OREO properties	(6,937)	(27)	(4,063)	(64)	(11,000)	(91)
Ending balance March 31, 2010	$18,154	97	$27,084	499	$45,238	596

Additions to OREO	-	1	5,924	19	5,924	20
Capitalized improvements	497		788		1,285
Valuation adjustments	(493)		(764)		(1,257)
Disposition of OREO properties	(5,197)	(18)	(8,415)	(152)	(13,612)	(170)
Ending balance June 30, 2010	$12,961	80	$24,617	366	$37,578	446